Exhibit 10.9

EXPENSE LIMITATION AGREEMENT

ETF MANAGERS GROUP COMMODITY TRUST I

EXPENSE LIMITATION AGREEMENT, effective as of February 1, 2019, by and between ETF Managers Capital LLC (“ETFMC”) and ETF Managers Group Commodity Trust I (the “Trust”), on behalf of the Sit Rising Rate ETF (the “Fund”).

WHEREAS, ETFMC receives a fee from the Fund based on the value of the average daily net assets of the Fund (the “Sponsor Fee”); and

WHEREAS, ETFMC has determined that it is appropriate and in the best interests of the Fund and its shareholders to maintain the expenses of the Fund, and, therefore, has entered into this Expense Limitation Agreement (the “Agreement”) in order to maintain the expense ratio of the Fund at the specified level;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Expense Limitation.

1.1     EXPENSE LIMITATION. ETFMC shall waive such portion of the fee payable to it by the Fund, and/or assume expenses of the Fund, to the extent necessary so that the aggregate expenses of every character incurred by the Fund in any fiscal year, including but not limited to, the Sponsor Fee (but excluding brokerage fees, interest expenses, and extraordinary expenses) (“Fund Operating Expenses”), do not exceed the Operating Expense Limit, as defined in Section 1.2 below.

1.2       OPERATING EXPENSE LIMIT. The maximum Operating Expense Limit in any year with respect to the Fund shall be 1.00% of the average daily net assets of the Fund.

2. Term and Termination of Agreement.

This Agreement shall continue in effect through January 31, 2020, and from year to year thereafter at the option of ETFMC.

3. Miscellaneous.

3.1       CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions thereof or otherwise affect their construction or effect.

3.2       INTERPRETATION. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Trust’s Declaration of Trust and Trust Agreement, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound.

3.3       DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to, the management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Fund’s current registration statement, shall have the same meaning as and be resolved by reference to such registration statement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly, effective as of the day and year first above written.

ETF Managers Capital LLC

By:	/s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: Chief Executive Officer

ETF Managers Group Commodity Trust I

By:	/s/ Samuel Masucci, III
Name: Samuel Masucci, III
Title: Principal Executive Officer